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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
MONTEREY PASTA COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

1
Set forth the amount on which the filing fee is calculated and state how it was determined.

June 15, 2001

Dear Stockholder:

    This year's annual meeting of stockholders will be held on Thursday, July 26, 2001 at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.

    After reading the Proxy Statement, please promptly complete, sign, and return the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

    A copy of the Company's Annual Report to Stockholders has previously been mailed to you. At the annual meeting we will review Monterey Pasta's activities over the past year and our plans for the future.

    The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

R. LANCE HEWITT President and Chief Executive Officer

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

MONTEREY PASTA COMPANY
1528 Moffett Street
Salinas, California 93905

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 26, 2001

TO THE STOCKHOLDERS:

    Please take notice that the annual meeting of the stockholders of Monterey Pasta Company, a Delaware corporation (the "Company"), will be held on Thursday, July 26, 2001, at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California, for the following purposes:

    1.  To elect seven (7) directors to hold office for one-year terms and until their respective successors are elected and qualified.

    2.  To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 30, 2001.

    3.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on June 11, 2001, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By order of the Board of Directors

STEPHEN L. BRINKMAN Secretary and Chief Financial Officer

Salinas, California
June 15, 2001

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

MONTEREY PASTA COMPANY
1528 Moffett Street
Salinas, California 93905

    The accompanying proxy is solicited by the Board of Directors of Monterey Pasta Company, a Delaware corporation ("Monterey Pasta" or the "Company"), for use at its annual meeting of stockholders to be held on July 26, 2001, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is June 15, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

    This solicitation of proxies is made on behalf of the Board of Directors of the Company and the cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

    On June 11, 2001, the Company had outstanding 13,363,059 Shares of its Common Stock, $.001 par value per share ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT MONTEREY PASTA COMPANY

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information, as of May 31, 2001 with respect to the beneficial ownership of the Company's Common Stock by (i) each director and director-nominee of the Company, (ii) the Chief Executive Officer and the other highest compensated executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000,

(iii) all directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own more than 5% of the Company's Common Stock.

	Shares Owned
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Class
Gruber and McBaine Capital Management(2) 50 Osgood Place, Penthouse San Francisco, CA 94133	2,526,900	16.9%
Thomas E. Kees(3)	12,500	*
Van Tunstall(4)	67,740	*
Floyd R. Hill(5)	179,000	1.2%
James Wong(6)	12,500	*
R. Lance Hewitt(7)	307,000	2.1%
Charles B. Bonner(8)	134,727	*
Stephen L. Brinkman(9)	137,666	*
Walter L. Henning(10)	33,700	*
All Officers and Directors as a group (8 persons)(11)	884,833	5.9%

*
Represents less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after May 31, 2001 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") generally become exercisable as the underlying shares vest. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Monterey Pasta Company, 1528 Moffett Street, Salinas, CA 93905.

(2)
Jon D. Gruber and J. Patterson McBaine are the only directors of, and hold all executive offices of, Gruber and McBaine Capital Management, LLC ("GMCM"), an investment advisor. GMCM is the general partner of Lagunitas Partners, L.P. ("Lag"), a California investment limited partnership. As of May 31, 2001, GMCM had shared voting and investment power over 1,930,800 shares; Mr. Gruber has sole voting and investment power over 293,500 shares and shared voting and investment power over 1,930,800 shares; Mr. McBaine has sole voting and investment power over 302,600 shares and shared voting and investment power over 1,930,800 shares; Lag has sole voting and investment power over 810,000 shares; and Mr. Butler and Mr. Swergold have shared voting and investment power over 1,930,800 shares.

(3)
Includes 12,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(4)
Includes 37,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(5)
Includes 69,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(6)
Includes 12,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(7)
Includes 292,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(8)
Includes 81,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(9)
Includes 119,666 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(10)
Includes 6,200 shares held in an IRA account in the name of Teresa A. Henning to which Mr. Henning claims beneficial ownership, and 5,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

(11)
Includes 629,166 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2001.

Board of Directors

    The Company's Bylaws authorize a nine member Board of Directors; however, during the fiscal year ended December 31, 2000 one vacancy existed and Floyd Hill has announced that he will not stand for reelection at this annual meeting of stockholders. As a result, management has nominated seven directors for election. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms expire on such Annual Meeting date.

    Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for the purposes of determining if a quorum is present.

Name	Age	Position	Director Since
Charles B. Bonner	59	Director	1995
R. Lance Hewitt	61	Chief Executive Officer, President and Director	1997
Thomas E. Kees	50	Director	1998
Van Tunstall	55	Director	1997
James Wong	54	Director	1997
Stephen L. Brinkman	53	Chief Financial Officer, Secretary, and Director	1999
Walter L. Henning	56	Director	1999

    Charles B. Bonner, Director.  Mr. Bonner served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is President of Pacific Resources, Inc., a mergers and acquisitions advisory firm, a position he has held since September 1989. Mr. Bonner also serves as a director for the following entities: Internet Plus, Inc., Everything Metal Imaginable, Inc., and Daystar Venture Fund, LP.

    R. Lance Hewitt, President, Chief Executive Officer and Director.  Mr. Hewitt joined the Company in June 1997 as President and Director. He was named Chief Executive Officer in August 1997. Mr. Hewitt was most recently President of Carriage House Fruit Company from 1995 to 1997. He was Chief Operating Officer of Ingro Mexican Foods from 1988 to 1995. Hewitt also served as Vice President of Marketing and Sales for the Lawry's Foods division of Thomas J. Lipton, Inc., a subsidiary of Unilever, and spent fifteen years with McCormick Schilling, Inc., in various executive capacities.

    Thomas E. Kees, Director.  Mr. Kees is Chief Marketing Officer for Goods Market Exchange, a business to business online alternate source buying service. He previously served as President, Chief Executive Officer, and Chairman of Legacy Brands, Inc. from September 1995 to December 2000. Legacy was a licensing and marketing company for highly recognized food products such as the Mrs. Field's brands. From 1994 to 1995 he was the Senior Vice President of Retail Development at A.C. Nielsen where he founded and chaired the Nielsen Retail Advisory Board. Mr. Kees served as Executive Vice President of Raley's Supermarkets and Drug Centers, a regional sales operator of 85 stores in Northern California and Nevada, from 1992 to 1994. Mr. Kees was elected to the Board in June of 1998.

    Van Tunstall, Director.  Mr. Tunstall was elected to the Board of Directors in February 1997. Since 1997, he has served as President of the Central Coast Group, a strategic consulting and business services firm. He has been an independent consultant with a variety of companies since 1997. Mr. Tunstall was a senior executive with Gilroy Foods, Inc., an international manufacturer of various food product ingredients, from 1977 to 1995. He served as President and Chairman of the Board from 1991 through 1995. Previously, Mr. Tunstall held various positions with McCormick & Company, Inc.

    James Wong, Director.  Mr. Wong was elected to the Board of Directors in March 1997. Since March 2000 Mr. Wong has served as CEO of Service Interactive, Inc., a service, information, and management company for the food and hospitality industry. He is also Chairman and Chief Executive Officer of Restaurant Connections International, Inc., a company he co-founded in September 1998. Since 1988 he has worked on five continents facilitating strategic alliances with suppliers and joint venture partners to improve global market share and profitability, as Chairman and CEO of Directions International, a U.S. based management consulting firm.

    Stephen L. Brinkman, Chief Financial Officer, Corporate Secretary, and Director.  Mr. Brinkman joined the Company in August, 1997 after a 17 year career with Gilroy Foods, Inc., where he was Controller from 1984 through 1988 and Vice President, Finance and Administration from 1989 through 1996. Previously, he was Controller for a large California-based farming company, and worked for Security Pacific Bank in agricultural banking. Mr. Brinkman was elected to the Board in October 1999.

    Walter L. Henning, Director.  Mr. Henning was elected to the Board of Directors in December 1999. He is currently Plant Manager of the Salinas Plant, McCormick & Company, Inc., a position he has held since early 1999. Mr. Henning began his career with McCormick and Company in 1971 as Manager, Technical Services. He subsequently was promoted several times to other positions in technical and plant management before leaving the company in 1983 to accept the position of Vice President of Operations with Tone Spices. Following the sale of Tone, Mr. Henning returned to a subsidiary of McCormick and Company, Gilroy Foods, Inc. in 1995 as Vice President of Operations.

Mr. Henning remained with Gilroy Foods, Inc. in the same capacity after ConAgra purchased it in 1996, before ultimately returning to McCormick & Company.

Board Meetings and Committees

    The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee operates consistent with a formal written charter with the following principal functions: recommending to the Board, subject to stockholder approval, the retention of independent public accountants; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the Company's independent public accountants; approving all assignments to be performed by the Company's independent public accountants; and instructing the Company's independent public accountants, as deemed appropriate, to undertake special assignments. The members of the Audit Committee during fiscal year 2000 were Charles B. Bonner, Floyd R. Hill and Thomas E. Kees. Mr. Hill has resigned from the Audit Committee effective at the end of his term as a director, immediately prior to the annual meeting. The Audit Committee held three meetings during the fiscal year ended December 31, 2000. See "REPORT OF THE AUDIT COMMITTEE."

    The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants, and executive recruitment matters. The members of the Compensation Committee are Van Tunstall and James Wong. During the fiscal year ended December 31, 2000 the Compensation Committee held two meetings. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

    The Nominating Committee's function is to research and propose potential candidates for the Company's Board of Directors. The members of the Nominating Committee are Van Tunstall and James Wong. Three directors have been nominated since October 1998 when Mr. Wong was added to the Committee, Thomas Kees, Stephen Brinkman, and Walter Henning, each of whom were elected to the Board and currently serve.

    During the fiscal year ended December 31, 2000, the Board of Directors of the Company held six meetings. Each director attended all meetings of the Board. Each director also attended 100% of committee meetings on which he was serving during that period.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The table below sets forth information concerning compensation of (i) the Chief Executive Officer of the Company and (ii) the other most highly compensated executive officer of the Company as of December 31, 2000 whose total salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000, for services in all capacities to the Company earned during the fiscal years ended December 31, 2000, December 26, 1999, and December 27, 1998.

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name and Principal Position (3)								Securities Underlying Options (#)	All Other $
	Year	Salary $		Bonus $		Other $
R. Lance Hewitt President and Chief Executive Officer	2000 1999 1998	$ $ $	189,899(1) 179,846(1) 175,000(1)	$ $ $	89,923 — 61,250	$ $ $	9,000(1) 9,000(1) 9,000(1)	160,000(1) 112,000(1) —(1)	$ $ $	— — —
Stephen L. Brinkman Chief Financial Officer	2000 1999 1998	$ $ $	132,333(2) 124,038(2) 115,293(2)	$ $ $	23,319 3,923 23,540	$ $ $	— — —	60,000(2) 60,000(2) —(2)	$ $ $	— — —

Notes:

(1)
Mr. Hewitt was appointed President in June 1997 and Chief Executive Officer in August 1997. He was eligible for a 35% bonus upon completing his first full year of employment in 1998. For every year thereafter he is eligible for a bonus of up to a maximum of 35% of his salary annually for achieving agreed-upon income targets, as approved by the Board of Directors, and an additional 25% of his salary for achieving certain specific objectives for each fiscal period. He was eligible to vest and vested 50,000 options in 1998 and 1999, because he was still employed by the Company on both the first and second anniversaries of his May 26, 1997 employment agreement. Mr. Hewitt was also eligible to receive, at the discretion of the Board of Directors, an additional 200,000 options during the first two years of employment split as follows: 120,000 for achieving agreed-upon business goals in the first year and 80,000 for achieving business goals in the second year. The cycle for measurement of Mr. Hewitt's eligibility for bonus, and those options tied to performance, was converted to a fiscal year basis during the fourth quarter of 1998 by resolution of the board of Directors at its October 22, 1998 meeting. At its February 9, 1999 Board of Directors meeting, the directors awarded 32,000 options to Mr. Hewitt for performance in his first full year of employment through fiscal year-end 1998, based on the new measurement cycle. The determination for the remainder of the options was made subsequent to 1999 fiscal year-end when Mr. Hewitt was awarded an additional 80,000 options which vested as of February 10, 2000. In May 1999 Mr. Hewitt was granted an additional 80,000 options based on milestones for the year 2000; 27,000 vested since he was still employed by the Company on December 30, 2000, and 53,000 vested in February 2001 based on achievement of performance objectives mutually agreed upon with the Board. During its February 2001 Board of Directors meeting the Board awarded Mr. Hewitt a 50% bonus for his 2000 performance. On February 29, 2000, Mr. Hewitt was granted an additional 80,000 options based on milestones for the year 2001; 27,000 will vest if he is still employed by the Company on December 30, 2001, and 53,000 will vest in 2002 based on achievement of performance objectives for 2001, mutually agreed upon with the Board. Mr. Hewitt also receives an auto allowance of $750 per month.

(2)
Mr. Brinkman was appointed Chief Financial Officer in September 1997. He was eligible for, and received, a 20% bonus based upon performance upon completion of his first full year of employment in 1998. For every year thereafter he is eligible for a bonus of up to 20% based upon the achievement of performance criteria agreed upon with the Chief Executive Officer. Mr. Brinkman was granted 60,000 options in 1997. He vested 10,000 options upon his initial employment date, 10,000 options on his first anniversary and 10,000 options for achieving certain performance criteria in his first full year of employment. In addition, he was eligible to vest and vested 10,000 options on his second anniversary of employment, 10,000 options for achieving certain performance criteria in his second full year of employment, 5,000 options on his third anniversary of employment and 5,000 options for achieving certain performance criteria in his third full year of employment. The cycle for measurement of Mr. Brinkman's eligibility for bonus, and those options tied to performance, was converted to a fiscal year basis during the fourth quarter of 1998 at the direction of the Chief Executive Officer. He vested 3,000 options for performance through fiscal year-end 1998, based on the new measurement cycle. The vesting determination for the remainder of the options was made subsequent to 1999 fiscal year-end, at which time Mr. Brinkman vested an additional 6,666 options. In February 2001 Mr. Brinkman was awarded a 30% bonus for his 2000 performance. In May 1999, Mr. Brinkman was granted an additional 60,000 options based on milestones for the year 2000; 20,000 vested since he was still employed by the Company on August 25, 2000, and 40,000 vested in February 2001 based on achievement of performance objectives mutually agreed upon with the CEO. On February 29, 2000, Mr. Brinkman was granted an additional 60,000 options based on milestones for the year 2001; 20,000 will vest if he is still employed by the Company on August 25, 2001, and 40,000 will vest in 2002 based on achievement of 2001 performance objectives mutually agreed upon with the CEO.

(3)
There are no other Company officers.

Stock Options Granted in Last Fiscal Year

    The Board of Directors awarded Mr. Hewitt 80,000 options for his 1998 performance as mentioned in Note 1 to the "Summary Compensation" table on the preceding page. In addition, the Board granted 80,000 options to Mr. Hewitt and 60,000 options to Mr. Brinkman for the year 2001 which will vest based on employment status and achievement of certain performance measures (See Notes 1 and 2 under "Executive Compensation"). Neither Mr. Hewitt nor Mr. Brinkman exercised any options during 2000. Individual Grants

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2000	Exercise Or Base Price	Expiration Date	Potential Realizable Value On 12/31/00: Alternative Grant Date Value
R. Lance Hewitt	40,000	9.14	$2.125	October 20, 2009	$58,082
R. Lance Hewitt	40,000	9.14	$1.313	October 20, 2009	$93,918
R. Lance Hewitt	80,000	18.28	$3.344	February 28, 2010	$145,602
Stephen L. Brinkman	60,000	13.71	$3.344	February 28, 2010	$109,202

    The Alternative Grant-Date Value of Mr. Hewitt's and Mr. Brinkman's options was calculated using a Black-Scholes option pricing model assuming no dividends, a weighted average risk-free interest rate of 6.37%, a weighted-average volatility of 55.08%, and a weighted average expected life of 5 years.

Option Exercises and Year-end Values for the fiscal Year-ended December 31, 2000

    The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 2000, and unexercised options held as of December 31, 2000 by the persons named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Lance Hewitt	239,000	133,000	$646,355	$225,125
Stephen L.Brinkman	79,666	100,000	$225,227	$169,375

Compensation of Directors

    At the Company's 1995 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Company's First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") to provide for the grant of nonstatutory stock options for 10,000 shares each to non-employee director of the Company on October 19, 1994, the effective date of the amendment and restatement of the 1993 Stock Option Plan, if such non-employee director was serving at such time or for non-employee directors appointed or elected after such date, upon the date of such appointment or election, at an exercise price per share equal to the fair market value of a share of the Company's Common Stock on the date of grant.

    Each non-employee director thereafter received automatic grants of nonstatutory stock options to purchase 10,000 shares of the Company's Common Stock on each anniversary of his or her anniversary date (defined to mean (i) October 19, 1994 for an outside director who was granted an outside director option on such date or (ii) the date upon which any other outside director was first granted an outside director option under the 1993 Stock Option Plan). The director options vest in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director from the date of grant. During the fiscal year ended December 31, 2000, the following non-employee directors qualified to receive stock options to purchase shares of the Company's Common Stock under the plan: Messrs. Bonner, Hill, Tunstall, Kees, Wong, and Henning. Effective 2/09/2000 at its regularly scheduled Board of Directors meeting the Directors voted to increase the annual nonstatutory stock option grant to 15,000.

    Options granted to a director who is also an employee of the Company (or to any other employee eligible under the 1993 Stock Option Plan) are subject to different terms under the 1993 Stock Option Plan than those of the non-employee director options. A director who becomes an employee of the Company is no longer eligible for non-employee director's options. Under the 1993 Stock Option Plan, the Board determines for each employee option, among other things, the number of shares of stock underlying the option, the timing and terms of and vesting of such option, in its sole discretion. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant. Outside directors are also reimbursed for out-of-pocket travel expenses related to Board Meetings and receive a stipend of $1,000 for each Board meeting attended.

Certain Transactions with Management

    None

Compensation Committee Interlocks and Insider Participation

    During the fiscal year ended December 31, 2000, executive compensation was administered by the Compensation Committee comprised of two outside directors of the Board of Directors, Van Tunstall and James Wong.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2000, with the exception that there was one instance of a late filing involving one transaction each for Messrs. Bonner, Brinkman, Hewitt, Tunstall, Wong, and Hill, and Kees, respectively during 2000.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In May 2000 the three outside director members of the Audit Committee adopted a formal Audit Charter to provide a framework for its responsibilities. A copy of this charter is attached to this Proxy Statement, as Appendix A. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and other such matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the auditors the auditor's independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audit and reviews. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000.

    In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

    Independent auditor fees for the last annual audit and related services such as quarterly reviews were $163,000. Other services for 2000, such as tax preparation, were $38,000.

THE AUDIT COMMITTEE
Charles B. Bonner, Audit Committee Chairman
Thomas E. Kees, Audit Committee Member
Floyd R. Hill, Audit Committee Member

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Compensation Committee For
Year Ended December 31, 2000

    The Compensation Committee is currently comprised of two non-employee directors of the Company. The Committee is responsible for setting and administering the policies governing compensation, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers, who contribute to the overall success of the Company by offering compensation which is competitive in the food processing industry for companies of the Company's size and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals. Meetings of the Committee are scheduled as necessary.

    The Company believes that employee equity ownership, through stock options, provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because stock options will be granted at the prevailing market price, they will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders through the direct benefit executive officers receive through improved stock performance. The Committee reviews the 1993 Stock Option Plan and the grant of stock options with the foregoing philosophy. Levels of compensation, particularly bonuses and incentive compensation, are tied to both the overall performance of the Company as well as the effectiveness of each individual executive in adding to that performance.

    During the fiscal year ended December 31, 2000, the Committee granted options to all salaried employees and plant work leaders. The Committee also renewed a bonus plan for all salaried employees and plant work leaders to be paid based on achievement of quarterly and annual net income goals. In addition, the Committee reviewed the performance goals for Mr. Hewitt and established objectives for stock price, net income and certain other measures for fiscal 2001. In February 2000, Mr. Hewitt was awarded additional options to purchase 80,000 shares of the Company's Common Stock based on the Company's 1998 financial performance and employment status pursuant with the terms of Mr. Hewitt's original employment agreement. In addition, Mr. Hewitt was awarded options to purchase 80,000 shares for the year 2001, which will vest based on employment and achievement of certain performance measures.

THE COMPENSATION COMMITTEE
James Wong
Van Tunstall

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) and peer issuers for the period commencing on December 29, 1995(1) and ending on December 29, 2000.

Comparison of Cumulative Total Return From December 29, 1995 through December 29, 2000:
Monterey Pasta Company, NASDAQ Stock Market Index (U.S. Companies) and Peer Issuers

450.0
400.0
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
12/29/95
12/31/96
12/31/97
12/31/98
12/29/99
12/29/00
Monterey Pasta Company
NASDAQ Stock Market (U.S.)
Peer Issuers

	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 29, 1999	Dec. 29, 2000
Monterey Pasta Company	$31.0	$27.4	$27.4	$75.0	$90.5
NASDAQ Stock Market (U.S.)	$123.0	$150.7	$212.5	$394.8	$237.4
Peer Issuers	$128.0	$150.2	$250.0	$237.5	$308.5

(1)
The index level for all series was set to $100.00 on 12/29/95, and it was assumed that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    Seven directors are to be elected to the Company's Board of Directors at the 2001 Annual Meeting of Stockholders. Management has not yet identified suitable candidates to serve as the eighth and ninth directors. The Board of Directors continues to evaluate prospective candidates. Management's nominees for election are Charles B. Bonner, R. Lance Hewitt, Thomas E. Kees, Van Tunstall, James Wong, Stephen L. Brinkman, and Walter L. Henning. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are duly elected and qualified. If any of the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

Vote Required and Board of Directors' Recommendation

    If a quorum is present and voting, the seven nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. However, abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MESSRS. BONNER, HEWITT, KEES, TUNSTALL, WONG, BRINKMAN, AND HENNING.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has selected BDO Seidman, LLP as the independent public accountants to audit the financial statements of the Company for the fiscal year ending December 30, 2001. A representative of BDO Seidman, LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1528 Moffett Street, Salinas, California 93905, no later than February 15, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

STEPHEN L. BRINKMAN Secretary and Chief Financial Officer

June 15, 2001

APPENDIX A
Charter of the Audit Committee of the Board of Directors
of Monterey Pasta Company (the "Company")

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and adequacy of systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  •
  Approve special projects undertaken by the Company's independent auditors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  •
  Audit Committee members shall meet the requirements of the NASD Exchange

  •
  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

  •
  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  •
  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  •
  The Committee shall meet at least three times annually, or more frequently as circumstances dictate.

  •
  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

  •
  The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department and/or Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

  •
  The Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

  •
  The Company's independent auditors shall be present at a minimum of two Committee meetings annually.

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III. Audit Committee Responsibilities and Duties

Review Procedures

    1.  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2.  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments and may take place by telephone conversation involving at least the Chairman.

    3.  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

    4.  Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

    5.  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 5 under "Independent Auditors"). The Chair of the Committee may represent the entire Audit Committee for purposes of this review and discussions may take place by telephone.

Independent Auditors

    The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

    1.  The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    2.  Approve the fees and other significant compensation to be paid to the independent auditors.

    3.  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

    4.  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

    5.  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. These conversations may take place by telephone.

    6.  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department (if applicable) and Legal Compliance

    1.  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, if in existence, as needed.

A–2

    2.  Review the appointment, performance, and replacement of the senior internal audit executive, if such position exists.

    3.  Review significant reports prepared by the internal audit department, if in existence, together with management's response and follow-up to these reports.

    4.  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. This function can be performed by the Committee Chair acting alone.

Special Projects

    1.  Define the scope of special projects to be undertaken by the Company's independent auditors.

    2.  Approve fee arrangements for special projects.

    3.  Review written results of special projects and make recommendations based on findings.

    4.  Periodically review results of action steps taken as a result of recommendations from special projects.

Other Audit Committee Responsibilities

    1.  Annually assist in the preparation and/or review of a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

    2.  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

    3.  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    4.  Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    5.  Periodically perform self-assessment of audit committee performance.

    6.  Review financial and accounting personnel succession planning within the company.

    7.  Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

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MONTEREY PASTA COMPANY

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

    The undersigned hereby appoints R. Lance Hewitt and Stephen L. Brinkman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Monterey Pasta Company ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California on Thursday, July 26, 2001 at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

    The Shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted for proposals 1 and 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

A vote FOR the following proposals is recommended by the Board of Directors:

1. Election of Directors

 NOMINEES: Charles B. Bonner, Thomas E. Kees, Van Tunstall, James Wong, Stephen L. Brinkman, Walter L. Henning, R. Lance Hewitt

              / /              FOR              / /              WITHHELD

              / /              For all nominees except as noted above

2. To approve the selection of BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year.

/ / FOR / / AGAINST / / ABSTAIN
                                                 MARK HERE
                                                 FOR ADDRESS
                                                 CHANGE AND / /
                                                 NOTE BELOW
Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held on record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors, administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature(s)                                                                                                     Date

QuickLinks

SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT MONTEREY PASTA COMPANY
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPARISON OF STOCKHOLDER RETURN
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A Charter of the Audit Committee of the Board of Directors of Monterey Pasta Company (the "Company")